UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

IMAGING3, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-50099	95-4451059
(Commission File Number)	(I.R.S. Employer Identification No.)

3022 North Hollywood Way, Burbank, California 92101
(Address of principal executive offices) (Zip Code)

(818) 260-0930

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.   CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General.  Effective December 1, 2015, Dr. Arthur Lu was appointed as a director of Imaging3, Inc., a California corporation (the "Company").

Compensation Arrangements.  No compensation arrangements have been made for Dr. Arthur Lu for his service as a director of the Company.

Biographical Information.  A comprehensive description of the experience and qualifications of Dr. Arthur Lu is included in the following paragraph:

Dr. Arthur Lu, age 61, has been a director of the Company since December 1, 2015.  Since 1987, Dr. Lu has worked in private practice as an ophthalmologist.  He worked as an ophthalmologist at Magnolia Eye Care, Medical Center, Inc. from 1987 to 2005.  Dr. Lu was an assistant clinical professor at the University of California, San Diego from 1987 to 1997.  He is a member of the American Academy of Ophthalmology, California Medical Association, and Orange County Medical Association.  Dr. Lu became a fellow of the American Board of Ophthalmology in 1989, a diplomat of the American Board of Ophthalmology in 1988, a licensed physician and surgeon in California in 1985, and a diplomat of the National Board of Medical Examiners in 1984.  Dr. Lu received his Doctor of Medicine from the University of California, Irvine in 1983, his Master of Science degree in electrical engineering from the University of Southern California in 1978, his Bachelor of Science degree in electrical engineering from California State University at Los Angeles in 1976, and his Bachelor of Science degree in biochemistry from California State University at Los Angeles in 1974.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMAGING3, INC.

(Registrant)

Date:  December 2, 2015

/s/ Dane Medley, Chief Executive Officer

Dane Medley, Chief Executive Officer